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                                                                   Exhibit 24.4


                         MINE RESERVES ASSOCIATES, INC.
                            4860 Ward Road, Suite 202
                        Wheat Ridge, Colorado 80033-2122
                    Phone: (303) 421-9656 FAX: (303) 421-9470

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March 21, 1996



Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401


Gentlemen:

     We hereby consent to the incorporation by reference into the Registration Statements of Canyon Resources Corporation (the "Company") on Form S-8 (File No. 33-37306); Form S-3 (File No. 33-34560); Form S-3 (File No. 33-45909); and Form
S-3 (File No. 33-65028) of our report dated February 1994 pertaining to Ore Reserves and Mine Plan Review of the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                                    Very truly yours,

                                    MINE RESERVES ASSOCIATES, INC.



                                    /s/ William L. Rose
                                    -------------------
                                    William L. Rose
                                    Vice President and Principal Mining Engineer